Exhibit 99.1

Planet 13 Closes Acquisition of VidaCann

Las Vegas, Nevada – May 10, 2024 - Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced the closing on May 10, 2024 of its previously announced acquisition of VidaCann, LLC (“VidaCann”), following the previously announced approval from the Florida Office of Medical Marijuana Use on April 26, 2024 and sale of 100% of the equity interests in Planet 13 Florida, Inc. on May 6, 2024.

The Company acquired VidaCann from the sellers who held all of the membership interests in VidaCann (collectively, the “Sellers”) in exchange for: (i) 81,872,252 shares of common stock of Planet 13 (the “Share Consideration”); (ii) approximately US$4 million in cash; and (iii) US$5 million in aggregate principal amount of promissory notes, subject to adjustments under the definitive agreement. Based on the closing price of the Company’s common stock of (CAD$0.9100) US$0.6647 as of May 9, 2024 on the Canadian Securities Exchange (based on the Bank of Canada CAD to USD exchange rate on May 9, 2024 of CAD$1.00=US$0.7304), the total consideration is valued at approximately US$63.4 million. As contemplated by the definitive agreement, VidaCann continued to have US$3 million of bank indebtedness and US$1.5 million of related party notes to former VidaCann managers at the time of closing, which were assumed by the Company. The Seller of the majority interest in VidaCann also has the right to nominate a director to the Company’s board of directors effective the next business day following the Company’s 2024 annual meeting of stockholders in June. The Seller has selected David Loop, the former Chief Executive Officer of VidaCann, as its board nominee.

All shares issued by the Company are subject to resale restrictions under applicable U.S. and Canadian securities laws and 1,307,698 of the shares comprising the Share Consideration was issued to VidaCann’s industry advisor and is subject to a four-month and one day hold period under Canadian securities laws. Furthermore, each Seller and each equityholder of a Seller that held over 5% in direct or indirect interest in VidaCann is subject to a lock-up agreement restricting trading of the aggregate 29,995,124 shares of the Share Consideration received by them, with the release of one-third of the shares from such restrictions six months following closing and each subsequent six months thereafter.

“We are thrilled to welcome the VidaCann team to the Planet 13 family,” said Bob Groesbeck, Co-CEO of Planet 13. “This acquisition marks an important moment for our Company, as we leverage VidaCann’s established footprint and reputation, adding 26 stores to our portfolio to enhance our retail offering in Florida. We look forward to integrating our award-winning brands and retail expertise to drive growth and deliver unparalleled experiences to our customers.”

Planet 13 intends to further elevate VidaCann’s success in Florida by introducing indoor cultivation to diversify product offerings at VidaCann stores. The Company expects to bring its Nevada brands to Florida with the goal of improving per-store economics. In addition to potentially enhancing per-store revenue generation, the Company expects to selectively add stores to round out coverage of VidaCann’s network, and potentially add SuperStores to tier-one tourist destinations based on adult-use legislation.

About Planet 13

Planet 13 (https://planet13.com/investors/) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation's largest dispensary located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint. With the recent debut of its first consumption lounge in Las Vegas, DAZED!, and the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area, Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, “potential” or variations of such words and phrases. In this news release, forward-looking statements relate to the Company’s integration of the business of VidaCann, the anticipated benefits to Planet 13 of the VidaCann acquisition, the Company’s strategic and expansion plans and expectations regarding the growth of the Florida cannabis market, and the Company’s expectations for future financial performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the Company’s ability to successfully integrate the business of VidaCann and realize the anticipated benefits of the VidaCann acquisition and those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Forward-looking statements contained herein are made only as of the date of this news release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

2